Exhibit 10.1

                                   00234558 Bk. 0462 pg. 0814
                                   Craig J. Sperry, Juab County Recorder
                                   2004 MAR 18 09:20 AM FEE $1400 BY DPZ
                                   FOR:  COOMBS, JOHN MICHAEL
When Recorded Mail to:
George Christopulos, President
TINTIC GOLD MINING COMPANY
3131 Teton Drive
Salt Lake City, Utah  84109


                          SPECIAL WARRANTY DEED


     Tintic Gold Mining Company, a Utah corporation, as Grantor, of Salt Lake County, State of Utah, hereby conveys and warrants, against all claiming by, through or under said Grantor, to Tintic Gold Mining Company, a Nevada corporation formed during March 2004, as Grantee, located at 3131 Teton Drive, Salt Lake City, Utah 84109, for the sum of TEN DOLLARS and good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following described tract of land located near the town of Mammoth in the Tintic Mining District of Juab County, State of Utah:

          Three (3) patented mining claims knows as the EMERALD, the RUBY, and the DIAMOND LODE MINING CLAIMS located in the Central portion of the Tintic Mining District, Juab County, Utah, embracing a portion of Sections 19 and 30, Township 10 South, Range 2 West and Sections 24 and 25, Township 10 South, Range 3 West, Salt Lake Base and Meridian, bearing Mineral Survey Number 188, and designated as Lot No. 224, more particularly described in the patent recorded in Book 60, Page 406, of the records of Juab County, Utah.

          In this grant, Grantor specifically and hereby EXCLUDES a three percent (3%) net smelter interest in the values of any minerals mined from the above described MINING CLAIMS, including the entire surface rights, subject to usage for mining purposes, all of which, according to the books and records of the Juab County Recorder, should show as interests in favor of Mr. C. Chase Hoffman, c/o Hoffman Farms, 21346 Road 140, P.O. Box 579, Tulare, California, 93275.

     Grantor warrants title as aforesaid to Grantee to the fullest extent, but not exceeding the coverage and protection afforded to Grantor as name insured under any policy of title insurance insuring Grantor's title and interest in the aforedescribed property.

     The officer who signs this deed hereby certifies that this deed and the transfer represented thereby was duly authorized under a resolution duly adopted by the board of directors of the Grantor at a lawful meeting duly held and attended by a quorum.

     WITNESS, the hand of said Grantor, this 12th day of March, 2004.




                                   00234558 Bk. 0462 pg. 0815


                                   TINTIC GOLD MINING COMPANY,
                                   A Utah corporation

                                   s/
                                   By:  George Christopulos
                                   Its:  President and a Director



STATE OF UTAH            )
                         ) ss.
COUNTY OF SALT LAKE)


     On the 12th day of March, 2004, George Christopulos, personally appeared before me and who being by me duly sworn did say, for himself, that he, the said George Christopulos, is the president of Grantor, Tintic Gold Mining Company, a Utah corporation, and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its board of directors and said president duly acknowledged to me that said corporation executed the same accordingly.


                                   s/

                                   Notary Public